Filed Pursuant to Rule 424(b)(5)

Registration No. 333-252430

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 5, 2021)

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

Up to $10,000,000

Common Stock

We have entered into an At-the-Market Sales Agreement with WestPark Capital, Inc., or the Sales Agent or WestPark Capital, acting as our sales agent, dated as of September 20, 2021, relating to the sale of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock, $0.0001 par value per share, from time to time through WestPark Capital acting as agent.

Our common stock is listed on the Nasdaq Capital Market under the symbol “LIXT”. On September 14, 2021, the last reported sale price of our common stock on the Nasdaq Capital Market was $2.19 per share.

Sales of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. The Sales Agent is not required to sell any specific number or dollar amount of shares of common stock but will act as our distribution agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent is entitled to compensation at a commission rate of 2.5% of the gross proceeds of any shares of common stock sold under the Sales Agreement. See “Plan of Distribution” on page S-13 for additional information regarding the compensation to be paid to the Sales Agent. In connection with the sale of the common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the Sales Agent’s compensation will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

As of September 14, 2021, the aggregate market value of our outstanding common stock held by non-affiliates was $19,251,834, which was based on a total of 13,746,593 shares of common stock outstanding, of which 8,790,792 shares were held by non-affiliates, and a price of $2.19 per share, which was the closing price of our common stock on the Nasdaq Capital Market on September 14, 2021. As of the date of this prospectus supplement, we have offered and sold securities having an aggregate market value of $4,192,478 pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

Investing in our common stock involves a high degree of risk. Before investing in our common stock, please read the “Risk Factors” section on page S-9 of this prospectus supplement under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

WESTPARK CAPITAL, INC.

The date of this prospectus supplement is September 20, 2021.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of our common stock. Before purchasing any of the common stock that we are offering, you should carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated by reference into this prospectus supplement and the accompanying prospectus as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page S-14. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3, File No. 333-252430, that we filed with the SEC on February 5, 2021 using a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined.

This prospectus supplement may add, update, or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference into this prospectus supplement or the accompanying prospectus, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. If any statement in this prospectus supplement or the accompanying prospectus is inconsistent with a statement in another document having a later date, for example, a document incorporated by reference into this prospectus supplement, the statement in the document having the later date will be deemed to modify or supersede the earlier statement.

Unless the context otherwise requires, the terms “the Company,” “our company,” “we,” “us,” and “our” refer to Lixte Biotechnology Holdings, Inc., a Delaware corporation. When we refer to “you,” we mean the purchaser or potential purchaser of the shares of common stock offered by this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the Sales Agent is offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. The distribution of this prospectus supplement and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any common stock offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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This prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein and therein, but reference is made to the actual documents for complete information. All the summaries are qualified in their entirety by the actual documents. Copies of some of such documents have been or will be filed as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or as exhibits to documents incorporated by reference herein or therein, and you may obtain copies of those documents as described below under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” on page S-14. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement, and should not be deemed to be a representation, warranty or covenant to you.

Unless otherwise indicated, information contained in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering concerning our industry and the markets in which we operate, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge. We believe such estimates to be reasonable, but we have not independently verified the accuracy of information obtained from third parties. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus supplement on page S-9, in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 which is incorporated by reference into this prospectus supplement and the accompanying prospectus. These and other important factors could cause our future performance to differ materially from our assumptions and estimates. See “Special Note Regarding Forward-Looking Statements” below.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and any free writing prospectus that we may authorize for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements, other than statements of historical fact, that do not relate to matters of historical fact should be considered forward-looking statements, including, but not limited to, statements regarding our expectations about the trials, regulatory approval, manufacturing, distribution and commercialization of our current and future products and product candidates, and statements regarding our anticipated revenues, expenses, margins, profits and use of cash.

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We have identified some of these forward-looking statements with words such as “believe,” “may,” “will,” “should,” “could,” “expect,” “intend,” “plan,” “predict,” “anticipate,” “estimate,” “continue” or other words and terms of similar meaning and the use of future dates. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control and could cause our actual results to differ materially from those matters expressed or implied by our forward-looking statements. Forward-looking statements are only predictions or statements of current plans and can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties, including the risks described under the “Risk Factors” sections that are contained in this prospectus supplement on page S-9, in the accompanying prospectus and in our filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” sections of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Such risks and uncertainties are not exclusive and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition, may emerge from time to time.

Our business is subject to a number of risks of which you should be aware of before making an investment decision. Some of these risks include the following:

●	We have incurred substantial losses since our inception and anticipate that we will continue to incur substantial and increasing losses for the foreseeable future.

●	We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

●	We currently have no source of revenues. We may never generate revenues or achieve profitability.

●	We expect to continue to incur significant operating and non-operating expenses, which may make it difficult for us to secure sufficient financing and may lead to uncertainty about our ability to continue as a going concern.

●	We are dependent in part on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed, and if we fail to meet our obligations under our current or future license agreements, we may lose the ability to develop our product candidate.

●	We expect to face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

●	We are currently a clinical-stage biopharmaceutical company with a product candidate in clinical development. If we are unable to successfully develop and commercialize our product candidate or experience significant delays in doing so, our business may be materially harmed.

●	Our success relies on third-party suppliers and manufacturers. Any failure by such third parties, including, but not limited to, failure to successfully perform and comply with regulatory requirements, could negatively impact our business and our ability to develop and market our product candidate, and our business could be substantially harmed.

●	Our future success is dependent on the regulatory approval of our product candidate.

●	Our business may be adversely affected by the ongoing coronavirus pandemic.

●	Business interruptions could adversely affect future operations, revenues, and financial conditions, and may increase our cost of expenses.

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●	Our failure to find third party collaborators to assist or share in the costs of product development could materially harm our business, financial condition, and results of operations.

●	If we fail to comply with our obligations under our license agreement with licensors, we could lose rights that are important to our business.

●	We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts.

●	Our intellectual property may not be sufficient to protect our products from competition.

Each forward-looking statement is based on information available to us as of the date of the document in which the forward-looking statement is contained. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as otherwise required by law.

All forward-looking statements that are made by us in this prospectus supplement, in the accompanying prospectus, in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering are qualified by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights selected information about us, this offering and information contained elsewhere in or incorporated by reference into this prospectus supplement or the accompanying prospectus. This summary does not contain all the information that may be important to you. Before purchasing any of the common stock that we are offering, you should carefully read in their entirety this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in this offering. In particular, you should carefully review the “Risk Factors” sections that are contained in this prospectus supplement on page S-9, in the accompanying prospectus and in our filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” sections of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Company Overview

We are a drug discovery company that uses biomarker technology to identify enzyme targets associated with serious common diseases and then designs novel compounds to attack those targets. Our product pipeline is primarily focused on inhibitors of protein phosphatases, used alone and in combination with cytotoxic agents and/or x-ray and immune checkpoint blockers, and encompasses two major categories of compounds at various stages of pre-clinical and clinical development that we believe have broad therapeutic potential not only for cancer but also for other debilitating and life-threatening diseases.

We have developed two series of pharmacologically active drugs, the LB-100 series and the LB-200 series. We believe that the mechanism by which compounds of the LB-100 series affect cancer cell growth is different from cancer agents currently approved for clinical use. Lead compounds from each series have activity against a broad spectrum of common and rarer human cancers in cell culture systems. In addition, compounds from both series have anti-cancer activity in animal models of glioblastoma multiforme, neuroblastoma, and medulloblastoma, all cancers of neural tissue. Lead compounds of the LB-100 series also have activity against melanoma, breast cancer and sarcoma in animal models and enhance the effectiveness of commonly used anti-cancer drugs in these model systems. The enhancement of anti-cancer activity of these anti-cancer drugs occurs at doses of LB-100 that do not significantly increase toxicity in animals. It is therefore hoped that, when combined with standard anti-cancer regimens against many tumor types, our compounds will improve therapeutic benefit without enhancing toxicity in humans.

Our activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. We have not yet commenced any revenue-generating operations, do not have positive cash flows from operations, and are dependent on periodic infusions of equity capital to fund our operating requirements.

Product Candidates

The LB-100 series consists of novel structures which have the potential to be first in their class and may be useful in the treatment of not only several types of cancer but also vascular and metabolic diseases. The LB-200 series contains compounds which have the potential to be the most effective in its class and may be useful for the treatment of chronic hereditary diseases, such as Gaucher’s disease, in addition to cancer and neurodegenerative diseases.

We have demonstrated that lead compounds of both the LB-100 series and the LB-200 are active against a broad spectrum of human cancers in cell culture and against several types of human cancers in animal models. The research on these compounds was initiated in 2006 under a Cooperative Research and Development Agreement, or CRADA, with the National Institute of Neurologic Disorders and Stroke, or NINDS, of the National Institutes of Health, or NIH, dated March 22, 2006 that was subsequently extended through a series of amendments until it terminated on April 1, 2013. As discussed below, our primary focus is on the clinical development of LB-100.

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The LB-200 series consists of histone deacetylase inhibitors (HDACi). Many pharmaceutical companies are also developing drugs of this type, and at least two companies have HDACi approved for clinical use, in both cases for the treatment of a type of lymphoma. Despite this significant competition, we have demonstrated that our HDACi have broad activity against many cancer types, have neuroprotective activity, and have anti-fungal activity. In addition, these compounds have low toxicity. LB-200 has not yet advanced to the clinical stage and would require additional capital to fund further development. Accordingly, because of our focus on the clinical development of LB-100 and analogs for cancer therapy as described below in more detail, we have decided not to actively pursue the pre-clinical development of our LB-200 series of compounds at this time. At this time, we intend to only maintain composition of matter patents for LB-200.

Collaborations with leading academic research centers in the United States, Europe and Asia have established the breadth of activity of LB-100 in pre-clinical models of several major cancers. There is considerable scientific interest in LB-100 because it exerts its activity by a novel mechanism and is the first of its type to be evaluated so broadly in multiple animal models of cancer and now in human beings. LB-100 is one of a series of serine/threonine phosphatase (s/t ptase) inhibitors designed by us. The s/t ptases are ubiquitous enzymes that regulate many cell- signaling networks important to cell growth, division and death. The s/t ptases have long been appreciated as potentially important targets for anti-cancer drugs. However, because of the multi- functionality of these enzymes, it had been widely held that pharmacologic inhibitors of s/t ptases would be too toxic to allow their development as anti-cancer treatments, but we have shown that this is not the case. LB-100 was well tolerated at doses associated with objective regression (significant tumor shrinkage) and/or the arresting of tumor progression in patients with progressive cancers.

Pre-clinical studies showed that LB-100 itself inhibits a spectrum of human cancers and that combined with standard cytotoxic drugs and/or radiation, LB-100 potentiates their effectiveness against hematologic and solid tumor cancers without enhancing toxicity. Given at very low doses in animal models of cancer, LB-100 markedly increased the effectiveness of a PD-1 blocker, one of the widely used new immunotherapy drugs. This finding raises the possibility that LB-100 may further expand the value of the expanding field of cancer immunotherapy.

We completed a Phase 1 clinical trial of LB-100 to evaluate its safety that showed it is associated with antitumor activity in humans at doses that are readily tolerable. Responses included objective regression (tumor shrinkage) lasting for 11 months of a pancreatic cancer and cessation of growth (stabilization of disease) for 4 months or more of 9 other progressive solid tumors out of 20 patients who had measurable disease. As Phase 1 clinical trials are fundamentally designed to determine safety of a new compound in humans, we were encouraged by these results. The next step is to demonstrate in Phase 2 clinical trials the efficacy of LB-100 in one or more specific tumor types, against which the compound has well documented activity in pre-clinical models.

Current Studies

Moffitt. Effective August 20, 2018, we entered into a Clinical Trial Research Agreement with the Moffitt Cancer Center and Research Institute Hospital Inc., Tampa, Florida, effective for a term of five years, unless terminated earlier by us pursuant to 30 days written notice. Pursuant to the Clinical Trial Research Agreement, Moffitt agreed to conduct and manage a Phase 1b/2 clinical trial to evaluate the therapeutic benefit of our lead anti-cancer clinical compound LB-100 to be administered intravenously in patients with low or intermediate-1 risk myelodysplastic syndrome (MDS).

In November 2018, we received approval from the U.S. Food and Drug Administration or “FDA” for our Investigational New Drug or “IND” Application to conduct a Phase 1b/2 clinical trial to evaluate the therapeutic benefit of LB-100 in patients with low and intermediate-1 risk MDS who have failed or are intolerant of standard treatment. Patients with MDS, although usually older, are generally well except for severe anemia requiring frequent blood transfusions. This Phase 1b/2 clinical trial utilizes LB-100 as a single agent in the treatment of patients with low and intermediate-1 risk MDS, including patients with del(5q) myelodysplastic syndrome (del5qMDS) failing first line therapy. The bone marrow cells of patients with del5qMDS are deficient in PP2A by virtue of an acquired mutation and are especially vulnerable to further inhibition of PP2A by LB-100. The clinical trial began at a single site in April 2019 and the first patient was entered into the clinical trial in July 2019. A total enrollment of 41 patients is planned.

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GEIS. As of July 31, 2019, we entered into a Collaboration Agreement for an Investigator-Initiated Clinical Trial with the Spanish Sarcoma Group (Grupo Español de Investigación en Sarcomas or “GEIS”), Madrid, Spain, to carry out a clinical trial to obtain information about the efficacy and safety of LB-100 combined with doxorubicin in soft tissue sarcomas. Doxorubicin is the global standard for initial treatment of advanced soft tissue sarcomas (“ASTS”). Doxorubicin alone has been the mainstay of first line treatment of ASTS for over 40 years, with little therapeutic gain from adding cytotoxic compounds to or substituting other cytotoxic compounds for doxorubicin. In animal models, LB-100 consistently enhances the anti-tumor activity of doxorubicin without apparent increases in toxicity.

NCI. During the fourth quarter of 2019, the National Cancer Institute, or NCI, enrolled the first two patients of a planned eight patient pharmacologic study of the ability of LB-100 to enter the brain and penetrate recurrent brain tumors in patients where surgical removal of the cancers is indicated (clinical trials registry NCT03027388). This study is being conducted and funded by the NCI under a CRADA with us; additional information will be reported by us as it is provided by the NCI.

City of Hope. Effective January 18, 2021, we entered into, a Clinical Trials Agreement with the City of Hope to carry out a Phase 1b clinical trial of LB-100, combined with a standard regimen for untreated, extensive stage-disease small cell lung cancer (ED-SCLC). LB-100 will be given in combination with carboplatin, etoposide and Atelolizumab, an FDA approved but marginally effective regimen, to previously untreated ED-SCLC patients. The dose of LB-100 will be escalated with fixed doses of the 3-drug regimen to reach a recommended Phase 2 dose (RP2D).

Corporate Information

Our principal place of business is located at 680 East Colorado Boulevard, Suite 180, Pasadena, California 91101. Our telephone number is (631) 830-7092. Our corporate website address is www.lixte.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Our common stock and warrants trade on the Nasdaq Capital Market under the symbols “LIXT” and “LIXTW”, respectively.

Our principal Internet address is www.lixte.com. Information contained on, or that can be accessed through, our website, is not, and shall not be deemed to be, incorporated in this prospectus supplement or considered a part thereof. We make available free of charge on www.lixte.com our annual, quarterly and current reports, and amendments to those reports, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

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The Offering

Issuer	Lixte Biotechnology Holdings, Inc.

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $10,000,000.

Common stock outstanding prior to offering	13,746,593 shares.

Manner of Offering	“At-the-market offering” that may be made from time to time by our sales agent, WestPark Capital, Inc. See “Plan of Distribution” on page S-13 of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds of this offering for working capital and general corporate expenses, including for further development of our lead compound LB-100. See “Use of Proceeds” on page S-10 of this prospectus supplement.

Risk Factors	Investing in our common stock involves a high degree of risk. Before investing in our common stock, please read the “Risk Factors” section on page S-9 of this prospectus supplement and the corresponding sections in the accompanying prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as well as our subsequent filings with the SEC, which are incorporated herein by reference.

Nasdaq Capital Market Symbol	“LIXT”

The number of shares of our common stock to be outstanding after this offering as shown above is based on 13,663,260 shares of common stock outstanding as of June 30, 2021 and excludes as of that date:

●	729,167 shares of common stock issuable upon conversion of 350,000 shares of our Series A Preferred Stock outstanding at a conversion rate of 2.083 common shares per preferred share, reflecting an effective conversion price of $4.800 per common share.

●	2,550,000 shares of common stock issuable upon exercise of outstanding common stock options issued to members of management, consultants, and directors at a weighted average exercise price of $3.787 per common share, including options to acquire 83,333 shares of common stock at $1.20 per share that were exercised on July 14, 2021.

●	1,500,000 shares of common stock issuable upon exercise of outstanding common stock warrants issued in connection with the November 30, 2018 private placement, which are exercisable at $6.00 per common share.

●	933,333 shares of common stock reserved for future grants pursuant to our 2020 Stock Incentive Plan.

●	120,000 shares of common stock issuable upon exercise of warrants issued to the underwriters as part of our November 30, 2020 public offering at an exercise price of $5.70 per common share (120% of the public offering price of $4.75 per unit).

●	1,377,000 shares of common stock issuable upon exercise of trading common stock purchase warrants issued in connection with our November 30, 2020 public offering at an exercise price of $5.70 per common share (120% of the public offering price of $4.75 per unit).

●	113,310 shares of common stock issuable upon exercise of warrants issued to the placement agents as part of the March 2, 2021 registered direct equity offering at an exercise price of $3.70 per common share (100% of the offering price of $3.70 per share).

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before purchasing any of the common stock that we are offering, you should carefully read in their entirety this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in this offering. In particular, you should carefully review the risks described below and in the “Risk Factors” sections that are contained in the accompanying prospectus and in our filings with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including, without limitation, the “Risk Factors” sections of our most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected. This could cause the market price of our common stock to decline, resulting in a loss of all or part of your investment.

Risks Related to This Offering

We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.

The net proceeds from this offering will be immediately available to our management to use at their discretion. We currently intend to use the net proceeds of this offering for the development of our lead candidate and for other general corporate and working capital purposes. However, our management will have broad discretion in the application of the net proceeds from this offering and will have the right to use the net proceeds for purposes that differ substantially from our current plans. Management may spend the net proceeds in ways that do not enhance the value of our common stock or that does not result in a favorable, or any, return for us or our stockholders. The failure by management to apply these funds effectively could result in financial losses that could have a material and adverse effect on our business and cause the price of our common stock to decline.

If you purchase shares of our common stock sold in this offering, you will experience immediate and substantial dilution in the net tangible book value of your shares.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 4,566,210 shares of our common stock are sold at a price of $2.19 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 14, 2021, for aggregate gross proceeds of $10,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $1.29 per share, representing the difference between the assumed offering price and our as adjusted net tangible book value as of June 30, 2021. For a more detailed discussion of the foregoing, see the section entitled “Dilution” on page S-11. To the extent outstanding stock options and warrants are exercised, there may be further dilution to new investors.

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The actual number of shares we will issue under the sales agreement with WestPark Capital, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with WestPark Capital and compliance with applicable law, we have the discretion to deliver placement notices to WestPark Capital at any time throughout the term of the sales agreement. The number of shares that are sold by WestPark Capital after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits that we set with WestPark Capital.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be lower than the price per share paid by investors in this offering.

A substantial number of shares of common stock may be sold in the market following this offering, which may depress the market price for our common stock.

Sales of a substantial number of shares of our common stock in the public market following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.

The common stock offered by this prospectus supplement will be sold in “at-the-market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

You may be diluted by conversions of outstanding shares of preferred stock and exercises of outstanding options and warrants.

As of September 14, 2021, we had outstanding (i) 2,466,667 shares of common stock issuable upon exercise of options at a weighted average exercise price of $3.874 per share, (ii) 1,733,310 shares of common stock issuable upon exercise of warrants outstanding with a weighted average exercise price of $5.772 per share, (iii) 729,167 shares of common stock issuable upon conversion of our outstanding preferred stock, and (iv) 1,377,000 shares of common stock issuable upon exercise of our public trading warrants with an exercise price of $5.70 per share.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $10,000,000 from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions paid to the Sales Agent and proceeds to us, if any, are not determinable at this time. We estimate that the net proceeds from the sale of the shares of common stock that we are offering may be up to approximately $9,600,000, after deducting commissions payable to the Sales Agent and estimated offering expenses payable by us.

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We intend to use the net proceeds of this offering for continuing operating expenses and working capital. We may also use a portion of the net proceeds of this offering to acquire other products or businesses, although we are not currently a party to an agreement regarding any such acquisition.

We have not determined the amounts we plan to spend in any of the areas identified above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds to us from this offering, and investors will be relying on the judgment of our management regarding the application of the proceeds from this offering. We reserve the right to change the use of these proceeds as a result of certain contingencies such as competitive developments, acquisition and investment opportunities and other factors. Pending use of the proceeds as described above, we intend to invest the net proceeds of this offering in short-term, interest-bearing, investment-grade securities or certificates of deposit.

DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after this offering.

As of June 30, 2021, we had a net tangible book value of $6,866,338, or $0.50 per share of common stock. Our net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding at June 30, 2021.

After giving effect to the issuance and sale by us of our common stock in the aggregate amount of $10,000,000 at an assumed public offering price of $2.19 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 14, 2021, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2021 would have been approximately $16,466,338, or approximately $0.90 per share. This amount represents an immediate increase in net tangible book value of approximately $0.40 per share to our existing stockholders and an immediate dilution in as adjusted net tangible book value of approximately $1.29 per share to new investors in this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual public offering price, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common stock in the aggregate amount of $10,000,000 is sold at the assumed public offering price of $2.19 per share. The shares sold in this offering, if any, will be sold from time to time at various prices.

Assumed public offering price per share		$2.19
Net tangible book value per share as of June 30, 2021	$0.50
Increase in net tangible book value per share attributable to this offering	$0.40
As adjusted net tangible book value per share after this offering		$0.90
Dilution per share to new investors participating in this offering		$1.29

S-11

The shares pursuant to the Sales Agreement are being sold from time to time at various prices. An increase of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.19 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 14, 2021, assuming all of our common stock in the aggregate amount of $10,000,000 during the term of the Sales Agreement is sold at that price, would increase our pro forma as adjusted net tangible book value per share after the offering to $0.93 per share and would increase the dilution in net tangible book value per share to new investors in this offering to $1.51 per share, after deducting commissions and estimated aggregate offering expenses payable by us. A decrease of $0.25 per share in the price at which the shares are sold from the assumed offering price of $2.19 per share, the last reported sale price of our common stock on the Nasdaq Capital Market on September 14, 2021, assuming all of our common stock in the aggregate amount of $10,000,000 during the term of the Sales Agreement is sold at that price, would decrease our pro forma as adjusted net tangible book value per share after the offering to $0.88 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $1.06 per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only.

The number of shares of our common stock to be outstanding after this offering as shown above is based on 13,663,260 shares of common stock outstanding as of June 30, 2021 and excludes as of that date:

●	729,167 shares of common stock issuable upon conversion of 350,000 shares of our Series A Preferred Stock outstanding at a conversion rate of 2.083 common shares per preferred share, reflecting an effective conversion price of $4.800 per common share.

●	2,550,000 shares of common stock issuable upon exercise of outstanding common stock options issued to members of management, consultants, and directors at a weighted average exercise price of $3.787 per common share, including options to acquire 83,333 shares of common stock at $1.20 per share that were exercised on July 14, 2021.

●	1,500,000 shares of common stock issuable upon exercise of outstanding common stock warrants issued in connection with the November 30, 2018 private placement, which are exercisable at $6.00 per common share.

●	933,333 shares of common stock reserved for future grants pursuant to our 2020 Stock Incentive Plan.

●	120,000 shares of common stock issuable upon exercise of warrants issued to the underwriters as part of our November 30, 2020 public offering at an exercise price of $5.70 per common share (120% of the public offering price of $4.75 per unit).

●	1,377,000 shares of common stock issuable upon exercise of trading common stock purchase warrants issued in connection with our November 30, 2020 public offering at an exercise price of $5.70 per common share (120% of the public offering price of $4.75 per unit).

●

113,310 shares of common stock issuable upon exercise of warrants issued to the placement agents as part of the March 2, 2021 registered direct equity offering at an exercise price of $3.70 per common share (100% of the offering price of $3.70 per share).

S-12

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with WestPark Capital, Inc., under which we may issue and sell from time to time, shares of our common stock having an aggregate offering price of up to $10,000,000 through the Agent. The Agent may sell the common stock by any method that is deemed to be an “at-the-market offering” as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market for the common stock in the U.S. or to or through a market maker, subject to the limitations imposed by General Instruction I.B.6. to Form S-3, as applicable.

Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify the Agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the Agent, subject to the terms and conditions of the Sales Agreement, the Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agent under the Sales Agreement to sell our shares of common stock are subject to a number of conditions that we must meet.

The Agent will provide written confirmation to us no later than the opening of the trading day immediately following the trading day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold, the volume-weighted average price of the shares sold, the compensation payable by us to the Agent with respect to such sales and the net proceeds payable to us. The settlement of sales of shares between us and the Agent is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of our shares of common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agent may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement. We will report at least quarterly the number of shares of common stock sold through the Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Agent in connection with the sales of common stock.

We will pay the Agent a commission equal to 2.5% of the aggregate gross proceeds we receive from each sale of our shares of common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the Agent for certain of their expenses incurred in connection with acting as Agent, including the fees and expenses of its legal counsel of up to $50,000, plus certain ongoing disbursements of its legal counsel of up to $1,250 per calendar quarter.

In connection with the sale of common stock on our behalf, the Agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Agent may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Agent against certain civil liabilities, including liabilities under the Securities Act.

In the ordinary course of their business, the Agent and/or their affiliates may in the future perform investment banking, broker-dealer, financial advisory or other services for us, for which they may receive separate fees.

The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the earliest of (i) the sale of the maximum dollar amount of shares of common stock subject to the Sales Agreement, (ii) the termination of the Sales Agreement by us or the Agent, and (iii) the expiration of the shelf registration statement on Form S-3 (File No. 333-252430) on the third anniversary of the initial effective date of such registration statement.

To the extent required by Regulation M, the Agent will not engage in any market making activities involving our shares while the offering is ongoing under this prospectus supplement.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on September 20, 2021, and is incorporated by reference into the registration statement of which this prospectus is a part. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

S-13

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement has been passed upon for us by TroyGould PC, Los Angeles, California. As of the date of this prospectus supplement, certain attorneys who are employed by TroyGould PC beneficially owned, in the aggregate, less than one percent of the outstanding shares of our common stock. Sheppard, Mullin, Richter & Hampton, LLP, New York, New York is counsel for the Sales Agent in connection with this offering.

EXPERTS

The financial statements of Lixte Biotechnology Holdings, Inc. as of December 31, 2020 and 2019, and for the years then ended, that are incorporated by reference into this prospectus supplement, have been so incorporated in reliance upon the report of Weinberg & Co., P.A., an independent registered public accounting firm, incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is www.lixte.com. The information contained on, or accessible through, our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus, and you should not consider it to be a part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered common stock are or may be filed as exhibits to the registration statement. Statements in this prospectus supplement or in the accompanying prospectus about these documents are summaries, and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C. or through the SEC’s website, as provided above.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or replaces that statement.

S-14

We incorporate by reference the following documents or information previously filed by us with the SEC:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC on March 26, 2021;

●	Our Current Reports on Form 8-K filed with the SEC on April 13, 2021, May 14, 2021 and July 9, 2021, respectively;

●	Our Quarterly Reports on Form 10-Q filed with the SEC on May 12, 2021 and August 10, 2021, respectively.

We also incorporate by reference into this prospectus supplement and the accompanying prospectus all reports and other documents that we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus supplement and the termination of the offering of the common stock described in this prospectus supplement. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K. The reports and documents specifically listed above or filed in the future (excluding any information furnished to, rather than filed with, the SEC) are deemed to be part of this prospectus supplement and the accompanying prospectus from the date of the filing of each such report or document.

You may request a free copy of any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus by writing or telephoning us at the following address:

Lixte Biotechnology Holdings, Inc.

680 East Colorado Boulevard, Suite 180

Pasadena, California 91101

(631) 830-7092

Attention: Chief Administrative Officer

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into this prospectus supplement and the accompanying prospectus.

S-15

PROSPECTUS

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

$20,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights
Units

From time to time, we may offer and sell up to an aggregate amount of $20,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions. We may sell the securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents, and any fees, discounts or other compensation payable to them will be set forth in the applicable prospectus supplement accompanying this prospectus.

We will provide the specific terms of these offerings in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered. This prospectus may not be used to consummate a sale of securities unless it is accompanied by the applicable prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “LIXT.” On February 26, 2021, the last reported sale price of our common stock on The Nasdaq Capital Market was $5.58 per share.

These securities may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters, dealers, or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our securities involves significant risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 7 and in any applicable prospectus supplement and free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the other documents that are incorporated by reference into this prospectus or any prospectus supplement or free writing prospectuses.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________, 2021.

-i-

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell, either individually or in combination, in one or more offerings, up to a total dollar amount of $20,000,000 of shares of our common stock (“Common Stock”), preferred stock (“Preferred Stock”), various series of debt securities, rights to purchase shares of our Common Stock or Preferred Stock, and/or warrants to purchase any such securities, either individually or as units comprised of a combination of one or more of the other securities .

This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before buying any of the securities being offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We take no responsibility for and can provide no assurances as to the reliability of, any information not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context otherwise indicates, references in this prospectus to “Lixte,” “we,” “us,” “our,” and the “Company” refer, collectively, to Lixte Biotechnology Holdings, Inc., a Delaware corporation. When we refer to “you,” we mean the potential holders of the applicable series of securities.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated herein by reference includes forward-looking statements within the meaning of Section 27A of the Securities Act, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). For this purpose, any statements contained herein, other than statements of historical fact, may be forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including any statements about our future performance, business, financial condition, strategic transactions (including mergers, acquisitions and management services agreements), sources of revenue, operating results, plans, objectives, expectations and intentions; any statements regarding future economic conditions; and any statements of belief or assumptions including underlying any of the foregoing. In this prospectus and the information incorporated herein by reference, words such as “anticipate,” “believe,” “estimate,” and variations of such words or similar expressions are used to identify these forward-looking statements. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors. These risks are described in greater detail in the section entitled “Risk Factors” of this prospectus. Many of these factors that will determine actual results are beyond our ability to control or predict. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. In addition, any forward-looking statements in this prospectus represent our views only as of the date of this prospectus and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments will cause its views to change. However, while we may elect to update these forward-looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law, whether as a result of new information, future events or otherwise. Our forward-looking statements generally do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Please refer to the section entitled “Risk Factors” of this prospectus, and any other risk factors set forth in any accompanying prospectus supplement and in any information incorporated by reference in this prospectus or any accompanying prospectus supplement to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements, as well as any other risk factors and cautionary statements described in the documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Definitive Proxy Statements on Schedule 14A and Current Reports on Form 8-K, including sections therein titled “Risk Factors” and “Note About Forward-Looking Statements,” respectively. See “Information Incorporated by Reference” of this prospectus.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary is not complete and does not contain all the information that you should consider before making a decision to invest in our securities. We urge you to carefully read this entire prospectus and all applicable prospectus supplements, including the more detailed information regarding our Company, the securities being registered hereby, as well as our consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves a high degree of risks. Therefore, carefully consider the risk factors set forth in Lixte’s most recent annual and quarterly filings with the SEC, as well as other information in this prospectus, all applicable prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

The Company

Company Overview

We are a drug discovery company that uses biomarker technology to identify enzyme targets associated with serious common diseases and then designs novel compounds to attack those targets. Our product pipeline is primarily focused on inhibitors of protein phosphatases, used alone and in combination with cytotoxic agents and/or x-ray and immune checkpoint blockers, and encompasses two major categories of compounds at various stages of pre-clinical and clinical development that we believe have broad therapeutic potential not only for cancer but also for other debilitating and life-threatening diseases.

We have developed two series of pharmacologically active drugs, the LB-100 series and the LB-200 series. We believe that the mechanism by which compounds of the LB-100 series affect cancer cell growth is different from cancer agents currently approved for clinical use. Lead compounds from each series have activity against a broad spectrum of common and rarer human cancers in cell culture systems. In addition, compounds from both series have anti-cancer activity in animal models of glioblastoma multiforme, neuroblastoma, and medulloblastoma, all cancers of neural tissue. Lead compounds of the LB-100 series also have activity against melanoma, breast cancer and sarcoma in animal models and enhance the effectiveness of commonly used anti-cancer drugs in these model systems. The enhancement of anti-cancer activity of these anti-cancer drugs occurs at doses of LB-100 that do not significantly increase toxicity in animals. It is therefore hoped that, when combined with standard anti-cancer regimens against many tumor types, our compounds will improve therapeutic benefit without enhancing toxicity in humans.

Our activities are subject to significant risks and uncertainties, including the need for additional capital, as described below. We have not yet commenced any revenue-generating operations, do not have positive cash flows from operations, and are dependent on periodic infusions of equity capital to fund our operating requirements.

Product Candidates

The LB-100 series consists of novel structures which have the potential to be first in their class and may be useful in the treatment of not only several types of cancer but also vascular and metabolic diseases. The LB-200 series contains compounds which have the potential to be the most effective in its class and may be useful for the treatment of chronic hereditary diseases, such as Gaucher’s disease, in addition to cancer and neurodegenerative diseases.

We have demonstrated that lead compounds of both the LB-100 series and the LB-200 are active against a broad spectrum of human cancers in cell culture and against several types of human cancers in animal models. The research on these compounds was initiated in 2006 under a Cooperative Research and Development Agreement, or CRADA, with the National Institute of Neurologic Disorders and Stroke, or NINDS, of the National Institutes of Health, or NIH, dated March 22, 2006 that was subsequently extended through a series of amendments until it terminated on April 1, 2013. As discussed below, our primary focus is on the clinical development of LB-100.

The LB-200 series consists of histone deacetylase inhibitors (HDACi). Many pharmaceutical companies are also developing drugs of this type, and at least two companies have HDACi approved for clinical use, in both cases for the treatment of a type of lymphoma. Despite this significant competition, we have demonstrated that our HDACi have broad activity against many cancer types, have neuroprotective activity, and have anti-fungal activity. In addition, these compounds have low toxicity. LB-200 has not yet advanced to the clinical stage and would require additional capital to fund further development. Accordingly, because of our focus on the clinical development of LB-100 and analogs for cancer therapy as described below in more detail, we have decided not to actively pursue the pre-clinical development of our LB-200 series of compounds at this time. At this time, we intend to only maintain composition of matter patents for LB-200.

Collaborations with leading academic research centers in the United States, Europe and Asia have established the breadth of activity of LB-100 in pre-clinical models of several major cancers. There is considerable scientific interest in LB-100 because it exerts its activity by a novel mechanism and is the first of its type to be evaluated so broadly in multiple animal models of cancer and now in human beings. LB-100 is one of a series of serine/threonine phosphatase (s/t ptase) inhibitors designed by us. The s/t ptases are ubiquitous enzymes that regulate many cell signaling networks important to cell growth, division and death. The s/t ptases have long been appreciated as potentially important targets for anti-cancer drugs. However, because of the multi- functionality of these enzymes, it had been widely held that pharmacologic inhibitors of s/t ptases would be too toxic to allow their development as anti-cancer treatments, but we have shown that this is not the case. LB-100 was well tolerated at doses associated with objective regression (significant tumor shrinkage) and/or the arresting of tumor progression in patients with progressive cancers.

Pre-clinical studies showed that LB-100 itself inhibits a spectrum of human cancers and that combined with standard cytotoxic drugs and/or radiation, LB-100 potentiates their effectiveness against hematologic and solid tumor cancers without enhancing toxicity. Given at very low doses in animal models of cancer, LB-100 markedly increased the effectiveness of a PD-1 blocker, one of the widely used new immunotherapy drugs. This finding raises the possibility that LB-100 may further expand the value of the expanding field of cancer immunotherapy.

We completed a Phase 1 clinical trial of LB-100 to evaluate its safety that showed it is associated with antitumor activity in humans at doses that are readily tolerable. Responses included objective regression (tumor shrinkage) lasting for 11 months of a pancreatic cancer and cessation of growth (stabilization of disease) for 4 months or more of 9 other progressive solid tumors out of 20 patients who had measurable disease. As Phase 1 clinical trials are fundamentally designed to determine safety of a new compound in humans, we were encouraged by these results. The next step is to demonstrate in Phase 2 clinical trials the efficacy of LB-100 in one or more specific tumor types, against which the compound has well documented activity in pre-clinical models.

Current Studies

Moffitt. Effective August 20, 2018, we entered into a Clinical Trial Research Agreement with the Moffitt Cancer Center and Research Institute Hospital Inc., Tampa, Florida, effective for a term of five years, unless terminated earlier by us pursuant to 30 days written notice. Pursuant to the Clinical Trial Research Agreement, Moffitt agreed to conduct and manage a Phase 1b/2 clinical trial to evaluate the therapeutic benefit of our lead anti-cancer clinical compound LB-100 to be administered intravenously in patients with low or intermediate-1 risk myelodysplastic syndrome (MDS).

In November 2018, we received approval from the U.S. Food and Drug Administration or “FDA” for our Investigational New Drug or “IND” Application to conduct a Phase 1b/2 clinical trial to evaluate the therapeutic benefit of LB-100 in patients with low and intermediate-1 risk MDS who have failed or are intolerant of standard treatment. Patients with MDS, although usually older, are generally well except for severe anemia requiring frequent blood transfusions. This Phase 1b/2 clinical trial utilizes LB-100 as a single agent in the treatment of patients with low and intermediate-1 risk MDS, including patients with del(5q) myelodysplastic syndrome (del5qMDS) failing first line therapy. The bone marrow cells of patients with del5qMDS are deficient in PP2A by virtue of an acquired mutation and are especially vulnerable to further inhibition of PP2A by LB-100. The clinical trial began at a single site in April 2019 and the first patient was entered into the clinical trial in July 2019. A total enrollment of 41 patients is planned.

GEIS. As of July 31, 2019, we entered into a Collaboration Agreement for an Investigator-Initiated Clinical Trial with the Spanish Sarcoma Group (Grupo Español de Investigación en Sarcomas or “GEIS”), Madrid, Spain, to carry out a clinical trial to obtain information about the efficacy and safety of LB-100 combined with doxorubicin in soft tissue sarcomas. Doxorubicin is the global standard for initial treatment of advanced soft tissue sarcomas (“ASTS”). Doxorubicin alone has been the mainstay of first line treatment of ASTS for over 40 years, with little therapeutic gain from adding cytotoxic compounds to or substituting other cytotoxic compounds for doxorubicin. In animal models, LB-100 consistently enhances the anti-tumor activity of doxorubicin without apparent increases in toxicity.

NCI. During the fourth quarter of 2019, the National Cancer Institute, or NCI, enrolled the first two patients of a planned eight patient pharmacologic study of the ability of LB-100 to enter the brain and penetrate recurrent brain tumors in patients where surgical removal of the cancers is indicated (clinical trials registry NCT03027388). This study is being conducted and funded by the NCI under a CRADA with us; additional information will be reported by us as it is provided by the NCI.

City of Hope

Effective January 18,2021, we entered into, a Clinical Trials Agreement with the City of Hope to carry out a Phase 1b clinical trial of LB-100, combined with a standard regimen for untreated, extensive stage-disease small cell lung cancer (ED-SCLC). LB-100 will be given in combination with carboplatin, etoposide and Atelolizumab, an FDA approved but marginally effective regimen, to previously untreated ED-SCLC patients. The dose of LB-100 will be escalated with fixed doses of the 3-drug regimen to reach a recommended Phase 2 dose (RP2D).

Risks Associated with Our Business

Our business is subject to a number of risks of which you should be aware of before making an investment decision. . Some of these risks include the following:

●	We have incurred substantial losses since our inception and anticipate that we will continue to incur substantial and increasing losses for the foreseeable future.

●	We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed could force us to delay, limit, reduce or terminate our product development or commercialization efforts.

●	We currently have no source of revenues. We may never generate revenues or achieve profitability.

●	We expect to continue to incur significant operating and non-operating expenses, which may make it difficult for us to secure sufficient financing and may lead to uncertainty about our ability to continue as a going concern.

●	We are dependent in part on technologies we license, and if we lose the right to license such technologies or we fail to license new technologies in the future, our ability to develop new products would be harmed, and if we fail to meet our obligations under our current or future license agreements, we may lose the ability to develop our product candidate.

●	We expect to face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

●	We are currently a clinical-stage biopharmaceutical company with a product candidate in clinical development. If we are unable to successfully develop and commercialize our product candidate or experience significant delays in doing so, our business may be materially harmed.

●	Our success relies on third-party suppliers and manufacturers. Any failure by such third parties, including, but not limited to, failure to successfully perform and comply with regulatory requirements, could negatively impact our business and our ability to develop and market our product candidate, and our business could be substantially harmed.

●	Our future success is dependent on the regulatory approval of our product candidate.

●	Our business may be adversely affected by the ongoing coronavirus pandemic.

●	Business interruptions could adversely affect future operations, revenues, and financial conditions, and may increase our cost of expenses.

●	Our failure to find third party collaborators to assist or share in the costs of product development could materially harm our business, financial condition, and results of operations.

●	If we fail to comply with our obligations under our license agreement with licensors, we could lose rights that are important to our business.

●	We may infringe the intellectual property rights of others, which may prevent or delay our product development efforts.

●	Our intellectual property may not be sufficient to protect our products from competition.

Our principal place of business is located at 248 Route 25A No. 2, East Setauket, NY 11733. (631) 880-2907. Our telephone number is (631) 880-2907. Our corporate website address is www.lixte.com. Information contained on or accessible through our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only.

For more information about our company, please refer to other documents that we have filed with the SEC and that are incorporated by reference into this prospectus, as listed under the heading “Incorporation by Reference.”

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, with respect to any of our securities, you should carefully consider the information set forth in this prospectus including under the heading “Risks Associated with our Business” and in any applicable prospectus supplement and in the documents incorporated by reference into this prospectus, including our’ most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K on file with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future

The risks included in this prospectus, the applicable prospectus supplement and the documents we have incorporated by reference are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. The occurrence of any of these risks could materially adversely affect our business, financial condition, results of operations and prospects. As a result, the value of our securities could decline and you could lose part or all of your investment therein. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. Conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operation. For more information, see the section entitled “Information Incorporated by Reference” in this prospectus.

THE SECURITIES WE MAY OFFER

We may offer shares of Common Stock and Preferred Stock, various series of debt securities, rights to purchase shares of Common Stock and Preferred Stock, and/or warrants to purchase any such securities, either individually or in combination, up to a total dollar amount of $20,000,000 from time to time under this prospectus, together with any applicable prospectus supplement and any related free writing prospectuses, at prices and on terms to be determined by market conditions at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate principal amount or aggregate offering price;

●	maturity;

●	original issue discount, if any;

●	rates and times of payment of interest or dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important U.S. federal income tax considerations.

Any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may add, update or change any of the information contained in this prospectus or in the documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF OUR SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents or underwriters, we will include in the applicable prospectus supplement:

●	the names of those agents or underwriters;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment or other options, if any; and

●	the net proceeds to us

USE OF PROCEEDS

Except as described in any applicable prospectus supplement or in any related free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital, capital expenditures and other general corporate purposes, funding future acquisition of other companies, purchasing other assets or lines of business, repurchasing Common Stock, or for any other purpose we describe in the applicable prospectus supplement. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

DESCRIPTION OF CAPITAL STOCK

The following is a summary description of the Common Stock, which does not purport to be complete and is summarized from, and is qualified in its entirety by reference to, our Certificate of Incorporation, as amended, and Amended and Restated Bylaws, and Certificate of Designation, to which you should refer and copies of which are incorporated herein by reference as Exhibits 3.1 - 3.4, 3.5 - 3.7, 4.1 and 4.2, respectively, and to the registration statement on Form S-3 of which this prospectus forms a part. The summary below is also qualified by provisions of applicable law, including the Delaware General Corporation Law.

Common Stock

We are authorized to issue up to a total of 100,000,000 shares of common stock, par value $0.0001 per share. Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of our stockholders. Holders of our common stock have no cumulative voting rights.

Further, holders of our common stock have no pre-emptive or conversion rights or other subscription rights. Upon our liquidation, dissolution or winding-up, holders of our common stock are entitled to share in all assets remaining after payment of all liabilities and the liquidation preferences of any of our outstanding shares of preferred stock. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of our common stock are entitled to receive dividends, if any, as may be declared from time to time by our board of directors out of our assets which are legally available. Each outstanding share of our common stock is, and all shares of common stock to be issued in this offering when they are paid for will be, fully paid and non-assessable.

The holders of a majority of the shares of our capital stock, represented in person or by proxy, are necessary to constitute a quorum for the transaction of business at any meeting. If a quorum is present, an action by stockholders entitled to vote on a matter is approved if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, with the exception of the election of directors, which requires a plurality of the votes cast.

Preferred Stock

Our Board of Directors will have the authority, without further action by the stockholders, to issue up to 10,000,000 shares of preferred stock in one or more series and to fix the designations, powers, preferences, privileges, and relative participating, optional, or special rights as well as the qualifications, limitations, or restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, and liquidation preferences, any or all of which may be greater than the rights of the common stock. Our board of directors, without stockholder approval, will be able to issue convertible preferred stock with voting, conversion, or other rights that could adversely affect the voting power and other rights of the holders of common stock. Preferred stock could be issued quickly with terms calculated to delay or prevent a change of control or make removal of management more difficult. Additionally, the issuance of preferred stock may have the effect of decreasing the market price of our common stock, and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to issue any shares of preferred stock following this offering.

We have designated a total of 350,000 shares as our Series A Convertible Preferred Stock which are non-voting and not subject to increase without the written consent of a majority of the holders of such series. The holders of each tranche of 175,000 shares are entitled to receive a per share dividend equal to 1% of our annual net revenue divided by 175,000, until converted or redeemed. Each share of Series A Convertible Preferred Stock may be converted, at the option of the holder, into 2.083 shares of common stock (subject to customary anti-dilution provisions), and as subject to mandatory conversions at the conversion rate in the event of a merger or sale transaction resulting in gross proceeds to us of at least $21,875,000. Each share has a liquidation preference based on its assumed conversion into shares of common stock. We have a right to redeem the Series A Convertible Preferred Stock up to the fifth anniversary of their respective closing dates (March 17, 2015 and January 21, 2016) at a price per share equal to $50.

Our board of directors will fix the designations, voting powers, rights, preferences and privileges of each series, as well as the qualifications, limitations or restrictions thereof, of the Preferred Stock of each series that we offer under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of Preferred Stock we are offering before the issuance of that series of Preferred Stock. This description will include:

●	the title and stated value;

●	the number of shares being offered;

●	the liquidation preference per share;

●	the purchase price per share;

●	the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of the Preferred Stock on any securities exchange or market;

●	whether the Preferred Stock will be convertible into Common Stock, and the conversion rate or conversion price, or how they will be calculated, and the exchange period;

●	voting rights, if any, of the Preferred Stock;

●	preemption rights, if any;

●	restrictions on transfer, sale or other assignment, if any;

●	a discussion of any material or special United States federal income tax considerations applicable to the Preferred Stock;

●	the relative ranking and preferences of the Preferred Stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

●	the limitations on issuances of any class or series of Preferred Stock ranking senior to or on a parity with the series of Preferred Stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

●	any other specific terms, rights, preferences, privileges, qualifications or restrictions of the Preferred Stock.

Upon issuance, the shares of Preferred Stock will be fully paid and non-assessable.

Anti-Takeover Provisions of Delaware Law, our Certificate of Incorporation and our Amended and Restated Bylaws

Delaware Law

We are governed by the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly traded Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A business combination includes mergers, asset sales or other transactions resulting in a financial benefit to the stockholder. An interested stockholder is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation’s voting stock, subject to certain exceptions. The statute could have the effect of delaying, deferring or preventing a change in control of our Company.

Board of Directors Vacancies

Our Certificate of Incorporation and Amended and Restated Bylaws authorize only our board of directors to fill vacant directorships. In addition, the number of directors constituting our board of directors may be set only by resolution of the majority of the incumbent directors.

Stockholder Action; Special Meeting of Stockholders

Our Certificate of Incorporation and Amended and Restated Bylaws provide that our stockholders may take action by written consent. Our Certificate of Incorporation and Amended and Restated Bylaws further provide that special meetings of our stockholders may be called by a majority of the board of directors, the Chief Executive Officer, or the Chairman of the board of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our Amended and Restated Bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice must be delivered to the secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which a public announcement of the date of such meeting is first made by us. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

These provisions could discourage a potential acquirer from acquiring Lixte Biotechnology Holdings or otherwise attempting to obtain its control and increase the likelihood that its incumbent directors and officers will retain their positions.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare, Inc.

NASDAQ Capital Market

Our common stock is listed on The NASDAQ Capital Market under the symbol “LIXT.”

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in the prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee named in the prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part, and you should read the indenture for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

The indenture does not limit the amount of debt securities that we may issue under it. Debt securities issued under the indenture may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

●	the title and ranking of the debt securities (including the terms of any subordination provisions);

●	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which the principal on a particular series of debt securities is payable;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

●	the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the debt securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

●	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

●	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of a particular series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

●	the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

●	the designation of the currency, currencies or currency units in which payment of principal of, and premium and interest on, the debt securities will be made;

●	if payments of principal of, or premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, and premium, if any, and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

●	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

●	the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

●	any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

●	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the material U.S. federal income tax considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and premium, if any, and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company (“DTC” or “the Depositary”) or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Legal Ownership of Securities” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the Depositary, and registered in the name of the Depositary or a nominee of the Depositary. Please see the section of this prospectus entitled “Legal Ownership of Securities” for more information.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person (a “successor person”) unless:

●	we are the surviving corporation or the successor person (if other than Lixte Biotechnology Holdings) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

●	immediately after giving effect to the transaction, no default or event of default, shall have occurred and be continuing; and

●	certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

An “event of default” means with respect to any series of debt securities, any of the following:

●	default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

●	default in the payment of principal of any debt security of that series at its maturity;

●	default in the performance or breach of any other covenant or warranty by us in the indenture or any debt security (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or Lixte Biotechnology Holdings and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

●	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of Lixte Biotechnology Holdings; or

●	any other event of default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or event of default within 30 days of becoming aware of the occurrence of such default or event of default, which notice will describe in reasonable detail the status of such default or event of default and what action we are taking or propose to take in respect thereof.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

●	that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series; and

●	the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and premium and any interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the securities of that series notice of a default or event of default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or event of default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

●	to cure any ambiguity, defect or inconsistency;

●	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

●	to provide for uncertificated securities in addition to or in place of certificated securities;

●	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

●	to surrender any of our rights or powers under the indenture;

●	to add covenants or events of default for the benefit of the holders of debt securities of any series;

●	to comply with the applicable procedures of the Depositary;

●	to make any change that does not adversely affect the rights of any holder of debt securities;

●	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

●	to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

●	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modification or amendment. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment would:

●	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

●	reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

●	reduce the principal amount of discount securities payable upon acceleration of maturity;

●	waive a default or event of default in the payment of the principal of, or premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

●	make the principal of, or premium or interest on, any debt security payable in a currency other than that stated in the debt security;

●	make any change to certain provisions of the indenture relating to, among other things, the right of the holders of debt securities to receive payment of the principal of, and premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

●	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of the Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

●	we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement; and

●	any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series (a “covenant defeasance”).

The conditions include:

●	depositing with the trustee cash and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, cash and/or government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide cash in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

●	delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the U.S. Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, is governed by the laws of the State of New York.

The indenture provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture provides that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture further provides that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture further provides that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of Common Stock or Preferred Stock or for the purchase of debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement.

The following summary of the material terms of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all of the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement and any related free writing prospectus, as well as the complete warrants and any warrant agreements that contain the terms of the warrants.

The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

●	the number of shares of Common Stock or Preferred Stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon exercise;

●	a summary of the terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of Preferred Stock purchasable upon exercise of warrants to purchase Preferred Stock as set forth in the certificate of designations for such series of Preferred Stock;

●	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants;

●	the date, if any, on and after which the warrants and the related debt securities, Preferred Stock or Common Stock will be separately transferable;

●	the terms of any rights to redeem or call the warrants;

●	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

●	the material U.S. federal income tax consequences applicable to the warrants; and

●	any additional material terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

●	to vote, consent or received dividends;

●	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

●	exercise any rights as stockholders of Lixte Biotechnology Holdings.

Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of Preferred Stock or Common Stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase Common Stock or Preferred Stock are exercised, the holders of the warrants will not have any rights of holders of the underlying Common Stock or Preferred Stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the Common Stock or Preferred Stock, if any.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

●	the date of determining the stockholders entitled to the rights distribution;

●	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

●	the exercise price;

●	the aggregate number of rights issued;

●	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

●	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

●	the method by which holders of rights will be entitled to exercise;

●	the conditions to the completion of the offering, if any;

●	the withdrawal, termination and cancellation rights, if any;

●	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

●	whether stockholders are entitled to oversubscription rights, if any;

●	any applicable material U.S. federal income tax considerations; and

●	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of any combination of the other types of securities offered under this prospectus in one or more series. We may evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement and any free writing prospectus that we may authorize to be provided to you related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms and provisions and we will file each unit agreement as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.

If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

●	the title of the series of units;

●	identification and description of the separate constituent securities comprising the units;

●	the price or prices at which the units will be issued;

●	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

●	the material U.S. federal income tax considerations applicable to the units; and

●	any other material terms of the units and their constituent securities.

LEGAL OWNERSHIP OF SECURITIES

We may issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As discussed below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in book-entry securities will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether or how the holders contact the indirect holders is the responsibility of the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	the performance of third-party service providers;

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under the section entitled “Special Situations When a Global Security Will Be Terminated” in this prospectus. As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations described below;

●	an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as described above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

●	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

●	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any intermediary.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be the responsibility of the investor. Investors must consult their own banks or brokers to learn how to have their interests in securities transferred to their own names so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

●	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

Each time that we sell securities offered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us.

Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.

If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.

Any Common Stock issued by us under this prospectus will be listed on The Nasdaq Capital Market, but any other securities may or may not be listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.

We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS

TroyGould PC, Los Angeles, California, has issued an opinion regarding certain legal matters relating to the issuance of the securities offered by this prospectus on behalf of Lixte Biotechnology Holdings, Inc. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements of Lixte Biotechnology Holdings, Inc. as of December 31, 2019, and 2018 and for the years then ended, incorporated by reference in this prospectus have been so incorporated in reliance on the report of Weinberg & Co., P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding us and other issuers that file electronically with the SEC. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may access the registration statement of which this prospectus forms a part by visiting http://www.sec.gov.

We also maintain a website at www.lixte.com, through which you can access our SEC filings free of charge. The information set forth on our website is not part of this prospectus. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

INFORMATION INCORPORATED BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus information that we have filed with the SEC under the Commission File No. 000-51436. This means we can disclose important information to you without actually including the specific information in this prospectus by referring you to SEC filings that contain that information. The information incorporated by reference is considered to be a part of this prospectus, provided that it will be automatically updated and superseded by information that we file later with the SEC. This prospectus incorporates by reference the documents listed below:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 25, 2020;

●	Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2020, June 30, 2020 and September 30, 2020 filed with the SEC on May 11, 2020, August 10, 2020 and November 11, 2020, respectively;

●	Our Current Reports on Form 8-K filed with the SEC on July 17, 2020, August 18, 2020, November 27, 2020, December 2, 2020 and January 22, 2021,

●	the description of the Common Stock incorporated by reference to our Registration Statement on Form 8-A that was filed with the SEC on November 17, 2020, including any amendment or report filed for the purpose of updating such description; and

●	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the SEC.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statements so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any or all of the documents that has been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost. Any such request may be made in writing or by telephoning our Investor Relations department at the following address or telephone number:

248 Route 25A, No. 2

East Setauket, New York 11733

Attention: Vice President Business Administration
Telephone: (631) 830-7092

You may also access these documents on our website, www.lixte.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Up to $10,000,000

LIXTE BIOTECHNOLOGY HOLDINGS, INC.

Common Stock

PROSPECTUS SUPPLEMENT

WestPark Capital, Inc.

September 20, 2021